Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Tom McCann

Phone: 603-589-7603

Ezenia! Inc.

14 Celina Avenue, Suite 17-18

Nashua, NH 03063

investorrelations@ezenia.com

EZENIA! INC. Announces 2010 Fourth Quarter and Annual Financial Results

Nashua, N.H., March 31, 2011 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of secure real-time situation awareness and collaboration solutions for corporate and government enterprises, today reported its financial results for the fourth quarter and full year ended December 31, 2010.

The Company generated revenue of approximately $620,000 for the fourth quarter and $2.7 million for the twelve months ended December 31, 2010, a decrease of 24.1% from the same periods ended December 31, 2009.  Gross margin remained at 62% for both fiscal years.  Operating results yielded losses of approximately $678,000 for the fourth quarter and $2.9 million for the twelve months ended December 31, 2010, compared to losses of $672,000 and $3.5 million for the same periods in 2009, respectively.  Loss from operations, excluding stock option expenses and depreciation, was approximately $565,000 for the fourth quarter and $2,288,000 for the twelve months ended December 31, 2010 as compared to losses of approximately $306,000 and $2,492,000 for the same periods in 2009, respectively. Net loss was approximately $666,000 or ($0.04) per share for the quarter and $2,822,000 or ($0.18) per share for the twelve months ended December 31, 2010, as compared to a net loss of approximately $662,000, or ($0.04) per share, and $3,427,000 or ($0.23) per share for the same periods in 2009, respectively.

Operating expenses declined to approximately $1.1 million for the fourth quarter of 2010 and $4.5 million for the twelve months ended December 31, 2010 as compared to operating expenses of approximately $1.3 million and $5.7 million for the same periods in 2009, respectively.  Operating expenses, excluding stock option expenses and depreciation, increased slightly at $948,000 for the fourth quarter while declining to $4.0 million for the twelve months ended December 31, 2010 as compared to operating expenses of approximately $915,000 and $4.7 million for the same periods in 2009, respectively.

At December 31, 2010, the Company had cash and cash equivalents of approximately $1.8 million, as compared to cash and cash equivalents of approximately $4.2 million at December 31, 2009.  The Company has net cash used in operating activities of $2.4 million in each of the years ended December 31, 2010 and 2009.  In response to the current financial conditions, the Company has undergone a cost-cutting exercise including reduction of the Company’s workforce from 25 to 13 in March 2011, as well as other general and administrative expenses.  The Company will need to rely upon renewal orders and the generation of new sales orders, in addition to cash on hand, to fund operations for the next 12 months. Existing customers renewed their licenses in Q1 at an overall renewal rate of approximately 80%.

Deferred revenue has continued to grow and was at $1.7 million as of December 31, 2010, an increase of approximately $1.0 million from December 31, 2009.  In addition, the Company continues to build upon its solution and support to the Air Force and the intelligence community, yielding a committed backlog pipeline of approximately $600,000 as of yearend, which is not included in deferred revenue.

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of secure real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to government and commercial enterprises.  By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance.  Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant audio and text chat, white boarding, screen sharing and secure file storage.  The ability to discuss projects, share information, and

-more-

modify documents allows users to significantly improve team communication, enhance overall situational awareness and accelerate the decision-making process in a secure environment.  More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com .

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook, expense control and cash balance, ability to obtain new bookings and renewal orders and the impact thereof, pipeline of sales opportunities and resulting effects, and  strategy for 2011, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements.  These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s liquidity concerns and history of operating losses, the Company’s reliance on third-party technology, protection of its propriety technology, customer acceptance of InfoWorkSpace,MxM Secure and other new products including the acceptance of the Company’s products in the commercial market, retention of key employees, stock price volatility, , and other considerations that are discussed further in such report.  You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

Notice Regarding Non-GAAP Financial Information

Ezenia! provides non-GAAP loss from operations and operating expenses as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the

United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. Ezenia! believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the Company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the Company’s GAAP financial results is included in the tables below.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(In Thousands)		(In Thousands)
	2010	2009	2010	2009

Operating expenses (GAAP)	$1,058	$1,278	$4,518	$5,703
Less: stock based compensation
Research and development	(5)	(25)	(47)	(64)
Sales and marketing	(10)	(37)	(55)	(103)
General and administrative	(75)	(265)	(345)	(671)
Less: depreciation	(20)	(36)	(98)	(153)

Adjusted operating expenses (non-GAAP)	$948	$915	$3,973	$4,712

The table below presents a reconciliation of loss from operations to adjusted loss from operations:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(In Thousands)		(In Thousands)
	2010	2009	2010	2009

Loss from operations (GAAP)	$(678)	$(672)	$(2,854)	$(3,518)
Add: stock based compensation	90	327	447	838
Add: depreciation	20	36	98	153

Adjusted loss from operations (non-GAAP)	$(568)	$(309)	$(2,309)	$(2,527)

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at www.ezenia.com .

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	December 31,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$1,759	$4,203
Marketable securities	199	180
Accounts receivable, less allowances of $28 at December 31, 2009	374	129
Prepaid software licenses	1,904	1,239
Prepaid expenses and other current assets	128	169
Total current assets	4,364	5,920

Deposits	29	15
Capitalized software, net	109	—
Equipment and improvements, net	62	133
Total assets	$4,564	$6,068

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$274	$273
Accrued expenses	1,640	1,627
Accrued restructuring	86	228
Accrued employee compensation and benefits	238	195
Deferred revenue	1,226	876
Total current liabilities	3,464	3,199

Deferred revenue, net of current portion	488	3

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 16,361,138 issued and 15,417,754 outstanding and 15,601,601 issued and 14,658,217 outstanding in 2010 and 2009 respectively	163	154
Capital in excess of par value	67,018	66,459
Accumulated deficit	(63,624)	(60,802)
Treasury stock at cost, 759,537 shares at December 31, 2010 and December 31, 2009	(2,945)	(2,945)
Total stockholders’ equity	612	2,866
Total liabilities and stockholders’ equity	$4,564	$6,068

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues
Product revenue	$620	$816	$2,681	$3,471
Product development revenue	—	1	—	61
	620	817	2,681	3,532
Cost of revenues
Cost of product revenue	240	211	1,017	1,322
Cost of product development revenue	—	10	—	25
	240	211	1,017	1,347

Gross profit	380	606	1,664	2,185

Operating expenses
Research and development	303	297	998	1,711
Sales and marketing	257	207	1,152	1,033
General and administrative	414	678	1,985	2,547
Depreciation	20	36	98	153
Occupancy and other facilities-related expenses	64	60	285	259
Total operating expenses	1,058	1,278	4,518	5,703

Loss from operations	(678)	(672)	(2,854)	(3,518)

Interest income	2	4	12	45
Other income (expense)	10	6	20	46
	12	10	32	91

Net loss	$(666)	$(662)	$(2,822)	$(3,427)

Basic and diluted loss per share:
Basic	$(0.04)	$(0.04)	$(0.18)	$(0.23)
Diluted	$(0.04)	$(0.04)	$(0.18)	$(0.23)
Weighted average common shares:
Basic	15,598,212	14,658,217	15,260,158	14,658,217
Diluted	15,558,212	14,658,217	15,260,158	14,658,217